Exhibit 10.10.1(c)

AGREEMENT TO EXTEND THE TERM OF THE MEMBER TRANSMISSION SERVICE AGREEMENT

THIS AGREEMENT TO EXTEND THE TERM OF THE MEMBER TRANSMISSION SERVICE AGREEMENT (as the same may be amended, modified, supplemented, restated or replaced from time to time, this "Agreement") is made as of December 30, 2024, between Georgia Transmission Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia ("GTC"), and Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia (the "Transmission Customer"; and, together with GTC, collectively, the "Parties").

RECITALS

The Parties entered into that certain Member Transmission Service Agreement dated as of August 1, 1996 and effective as of March 11, 1997 (as the same has been or may be may be amended, modified, supplemented, extended, restated or replaced from time to time, the "MTSA"), wherein GTC and the Transmission Customer agreed that GTC will provide and the Transmission Customer will purchase certain transmission and ancillary services.

The Parties wish to execute this Agreement in order to extend the term of the MTSA.

NOW, THEREFORE, for good and valuable consideration, the Parties agree to execute this Agreement, which will modify and amend the MTSA as follows:

1. Term. Section 8.1.2 of the MTSA is hereby amended by deleting such Section in its entirety and replacing it with the following:

> 8.1.2. Term. The initial term of this Agreement shall begin on the Effective Date and end on December 31, 2006 (the "Initial Term"). Thereafter, this Agreement shall automatically be extended for the following additional terms:
>
> - the first ending December 31, 2016 (the "First Additional Term");
> - the second ending December 31, 2020 (the "Second Additional Term");
> - the third ending December 31, 2025 (the "Third Additional Term");
> - the fourth ending December 31, 2030 (the "Fourth Additional Term");
> - the fifth ending December 31, 2035 (the "Fifth Additional Term");

- the sixth ending December 31, 2040 (the "Sixth Additional Term");

- the seventh ending December 31, 2045 (the "Seventh Additional Term");

- the eighth ending December 31, 2050 (the "Eighth Additional Term");

- the ninth ending December 31, 2055 (the "Ninth Additional Term");

- the tenth ending December 31, 2060 (the "Tenth Additional Term");

- the eleventh ending December 31, 2070 (the "Eleventh Additional Term");

- the twelfth ending December 31, 2080 (the "Twelfth Additional Term"); and

- the thirteenth ending December 31, 2085 (the "Thirteenth Additional Term").

After December 31, 2085, this Agreement shall continue from year to year unless terminated by either Party after giving not less than two (2) years' prior written notice of its intention to terminate.

2. Reduction in Service. Section 1.2.3 of the MTSA is hereby amended by deleting such Section in its entirety and replacing it with the following:

1.2.3 Reduction in Service.

1.2.3.1 After the end of the Initial Term or the end of the First Additional Term, the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to one thousand five hundred thirty-three kilowatts (1,533 kW) or any greater amount of Network Load.

1.2.3.2 After the end of the Second Additional Term, Third Additional Term or Fourth Additional Term, the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to one thousand six hundred

fifty-three kilowatts (1,653 kW) or any greater amount of Network Load.

1.2.3.3 After the end of the Fifth Additional Term, Sixth Additional Term or the Seventh Additional Term, the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to the amount (expressed in kilowatts) of the Transmission Customer's average demand coincident with GTC's five highest Non-Holiday, Weekday demands occurring during the twelve months ending September 30, 2030 or any greater amount of Network Load.

1.2.3.4 After the end of the Eighth Additional Term, Ninth Additional Term or Tenth Additional Term, the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to the amount (expressed in kilowatts) of the Transmission Customer's average demand coincident with GTC's five highest Non-Holiday, Weekday demands occurring during the twelve months ending September 30, 2045 or any greater amount of Network Load.

1.2.3.5 After the end of the Eleventh Additional Term the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to the amount (expressed in kilowatts) of the Transmission Customer's average demand coincident with GTC's five highest Non-Holiday, Weekday demands occurring during the twelve months ending September 30, 2060 or any greater amount of Network Load.

1.2.3.6 After the end of the Twelfth Additional Term, the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to the amount (expressed in kilowatts) of the Transmission Customer's average demand coincident with GTC's five highest Non-Holiday, Weekday demands occurring during the twelve months ending September 30, 2070 or any greater amount of Network Load.

1.2.3.7 After the end of the Thirteenth Additional Term the Transmission Customer may reduce its obligation to purchase Network Transmission Service from GTC to the amount (expressed in kilowatts) of the Transmission Customer's average demand coincident with GTC's five highest Non-Holiday, Weekday demands occurring during the twelve months ending September 30, 2080 or any greater amount of Network Load.

1.2.3.8 The Transmission Customer shall provide GTC with written notice of its intent to reduce its obligation to purchase Network Transmission Service (and the amount of Network Load) no later than (i) December 31, 2005 if it wishes to implement such reduction at the expiration of the Initial Term; (ii) December 31, 2015 if it wishes to implement such reduction at the end of the First Additional Term; (iii) December 31, 2019 if it wishes to implement such reduction at the end of the Second Additional Term; (vi) December 31, 2024 if it wishes to implement such reduction at the end of the Third Additional Term; (v) December 31, 2029 if it wishes to implement such reduction at the end of the Fourth Additional Term; (vi) December 31, 2034 if it wishes to implement such reduction at the end of the Fifth Additional Term; (vii) December 31, 2039 if it wishes to implement such reduction at the end of the Sixth Additional Term; (viii) December 31, 2044 if it wishes to implement such reduction at the end of the Seventh Additional Term; (ix) December 31, 2049 if it wishes to implement such reduction at the end of the Eighth Additional Term; (x) December 31, 2054 if it wishes to implement such reduction at the end of the Ninth Additional Term; (xi) December 31, 2059 if it wishes to implement such reduction at the end of the Tenth Additional Term; (xii) December 31, 2069 if it wishes to implement such reduction at the end of the Eleventh Additional Term; (xiii) December 31, 2079 if it wishes to implement such reduction at the end of the Twelfth Additional Term; and (xiv) December 31, 2084 if it wishes to implement such reduction at the end of the Thirteenth Additional Term.

1.2.3.9 Upon receiving such notice, the Board of Directors of GTC shall determine the estimated cost to GTC of the reduction in the Transmission Customer's obligation. Such amount shall be determined based on the net investment in transmission facilities which has been made (or is expected to be made) by GTC, including construction work in progress, from (i) in the case of a reduction at the end of the Initial Term or the end of the First Additional Term, the commencement of the Initial Term (i.e., March 11, 1997), (ii) in the case of a reduction at the end of the Second Additional Term, the end of the Third Additional Term or the end of the Fourth Additional Term, the commencement of the Second Additional Term (i.e., January 1, 2017), (iii) in the case of a reduction at the end of the Fifth Additional Term, the end of the Sixth Additional Term or the end of the Seventh Additional Term, the commencement of the Fifth Additional Term (i.e., January 1, 2031), (iv) in the case of a reduction at the end of the Eighth Additional Term, the end of the Ninth Additional Term or the end of the Tenth Additional Term, the commencement of the Eighth Additional Term (i.e., January 1, 2046), (v) in the case of the Eleventh Additional Term, the commencement of the Eleventh Additional Term (i.e., January 1, 2061), (vi) in the case of the Twelfth Additional Term, the commencement of the Twelfth Additional Term (i.e., January 1, 2071), and (vii) in the case of the Thirteenth Additional Term, the commencement of the Thirteenth Additional Term (i.e., January 1, 2081), until the effective date of such reduction *(i.e.,* at the end of the Initial Term, the end of the First Additional Term, the end of the Second Additional Term, the end of the Third Additional Term, the end of the Fourth Additional Term, the end of the Fifth Additional Term, the end of the Sixth Additional Term, the end of the Seventh Additional Term, the end of the Eighth Additional Term, the end of the Ninth Additional Term, the end of the Tenth Additional Term, the end of the Eleventh Additional Term, the end of the Twelfth Additional Term, or the end of the Thirteenth Additional Term), excluding

Direct Assignment Facilities. Upon receipt of such estimate, the Transmission Customer shall be entitled to withdraw its notice.

1.2.3.10 If the Transmission Customer reduces its obligation, to the extent that responsibility for the annual expense, including margins, determined by the Board of Directors from time to time to be associated with such transmission facility net investment will be shifted to other Transmission Customers after the effective date of any such notice, the Transmission Customer shall remain responsible for those expenses to the extent that those expenses exceed any payments received by GTC pursuant to the ITSA resulting from the reduced Network Load. To the extent that the net growth of Network Load by all other Transmission Customers after the effective date of such notice offsets a reduction in Network Load by the Transmission Customer (and any other Transmission Customers that elect to reduce their obligations to purchase Network Transmission Service), such other Transmission Customers shall thereafter assume responsibility for such expenses.

1.2.3.11 GTC shall at all times maintain written policies for the orderly receipt and administration of the notices, estimates and obligations to pay that are provided for in this Section 1.2.3.

3. No Further Amendments. Except as specifically modified and amended by the foregoing, the MTSA shall remain in full force and effect.

4. Capitalized Terms. All capitalized terms used in this Agreement but not defined in this Agreement shall have the meaning ascribed to such terms in the MTSA.

5. Effectiveness. This Agreement shall be effective upon the later of (i) the date hereof or (ii) the date of the approval or deemed approval of this Agreement by RUS or the end of any applicable period for RUS to object to GTC entering into this Agreement if during such period RUS does not object.

[SIGNATURES ON NEXT PAGE.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to Extend the Term of the Member Transmission Service Agreement to be signed and sealed as of the date first written above by their duly authorized representatives.

GTC:

GEORGIA TRANSMISSION CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

[CORPORATE SEAL]

By: Barbara Hampton
Barbara Hampton
President and Chief Executive Officer

ATTEST:

Kimberly D. Adams
Kimberly D. Adams
Assistant Secretary

TRANSMISSION CUSTOMER:

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

[CORPORATE SEAL]

By: Michael L. Smith
Name: Michael L. Smith
Title: President & Chief Executive Officer

ATTEST:

Kimberly D. Adams
Name: Kimberly D. Adams
Title: Secretary